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          AMENDMENT TO THE 1995 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

The 1995 Nonemployee Directors Stock Option Plan (the "Plan") is amended by deleting Paragraphs 3, 4 and 5 and inserting in lieu thereof the following paragraphs:

         3. ELIGIBLE DIRECTORS. Options shall be granted under this Plan only to a person who is not, on the date of election to the Board, also an employee of the Company or any subsidiary (a "Non-Employee Director") and who is either: (a) first elected to the Board during the portion of the term of the Plan preceding May 26, 2000; or (b) is serving on the Board on May 26, 2000. A person who satisfies the description set forth in both subparagraph (a) and (b) of this paragraph 3 shall be granted options under both such subparagraphs.

         4. STOCK. The stock subject to the Options shall be authorized but unissued shares of the Common Stock of the Company, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is 60,000, subject to adjustment as provided in paragraph 15. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, shall again be available for grants of Options under the Plan. The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

         5. GRANTING OF OPTIONS. Each Non-Employee Director first elected to the Board during the portion of the term of this Plan preceding May 26, 2000, automatically and without the exercise of any discretion on the part of any person, shall receive as of the date of such election, a single Option exercisable for 10,000 shares of Common Stock. Each Non-Employee Director who is serving on the Board on May 26, 2000, automatically and without the exercise of any discretion on the part of any person, shall receive as of May 26, 2000, a single option exercisable for 10,000 shares of Common Stock.

         Except as specifically provided to the contrary in this Amendment, the Plan shall continue in full force and effect.

         ADOPTED by the Board of Directors effective as of May 26, 2000.